                             SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /   Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              FOODMAKER, INC.
                (Name of Registrant as Specified in its Charter)

                              FOODMAKER, INC.
                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/X/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total fee paid:
/ /   Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

FOODMAKER


                                                              January 9, 1997






Dear Stockholder:

           You are cordially invited to attend the Annual Meeting of Stockholders of Foodmaker, Inc. to be held at 2:00 p.m. on Friday, February 14, 1997, at the San Diego Mission Valley Hilton, 901 Camino del Rio South,
San Diego, California.

           We hope you will attend in person. If you plan to do so, please indicate in the space provided on the enclosed proxy. Whether you plan to attend the meeting or not, we urge you to sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope provided. This will ensure representation of your shares in the event that you are unable to attend the meeting.

           The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Meeting and Proxy Statement.

           The Directors and Officers of the Company look forward to meeting with you.

                                       Sincerely,

                                       JACK W. GOODALL

                                       Jack W. Goodall
                                       Chairman of the Board

                             FOODMAKER, INC.
                           9330 Balboa Avenue
                       San Diego, California 92123
                       ___________________________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      To Be Held on February 14, 1997



           The Annual Meeting of Stockholders of Foodmaker, Inc. will be held at 2:00 p.m. on Friday, February 14, 1997, at the San Diego Mission Valley
Hilton, 901 Camino del Rio South, San Diego, California. The meeting will be held to vote upon the following proposals:

    1. To elect eight directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

    2. To approve the proposed amendments to the 1992 Employee Stock Incentive Plan;

    3. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants; and

    4. To act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

        Only stockholders of record at the close of business on December 27, 1996, will be entitled to vote at the meeting.


                                     By Order of the Board of Directors

                                     LAWRENCE E. SCHAUF

                                     Lawrence E. Schauf, Secretary


San Diego, California
January 9, 1997

                             FOODMAKER, INC.
                           9330 Balboa Avenue
                       San Diego, California 92123
                       ___________________________

                              PROXY STATEMENT
                       ____________________________

                      ANNUAL MEETING OF STOCKHOLDERS
                              February 14, 1997

                          SOLICITATION OF PROXIES

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Foodmaker, Inc., a Delaware corporation ("Foodmaker" or the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 2:00 p.m. on Friday, February 14, 1997, and all adjournments and postponements thereof. This Proxy Statement and form of proxy were mailed to stockholders on or about January 9, 1997.

        The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by Foodmaker. The Company has engaged D.F. King & Co., Inc. ("D.F. King") to assist in the solicitation of proxies, for which D.F. King will be paid a fee not to exceed $4,500 plus out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally or by telephone or other means by D.F. King, as well as by directors, officers or employees of the Company, who will receive no additional compensation for such services.


                                 VOTING

        The close of business on December 27, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. On that date, there were 38,846,945 shares of Foodmaker common stock, $.01 par value (the "Common Stock"), outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders.

        The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event that there are insufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

        A director will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy will be required to ratify the amendments to the Company's 1992 Employee Stock Incentive Plan and to ratify the appointment of KPMG Peat Marwick LLP as independent accountants of the Company for the 1997 fiscal year.

        With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is voted. Therefore such abstentions will have the effect of a negative vote. Broker non-votes are not counted for purposes of determining whether a proposal has been approved and, therefore, have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast for such proposal.

        Proxies will be voted as directed. If no direction is given, proxies will be voted FOR management's nominees for election as directors and FOR Proposals 2 and 3, unless the stockholder otherwise directs in the proxy. A proxy may be revoked at any time before it is voted at the Meeting by submitting written notice of revocation to the Secretary of Foodmaker, or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the stockholder who executed it is present at the Meeting and elects to vote the shares represented thereby in person.

                        ELECTION OF DIRECTORS

        The directors of Foodmaker are elected annually. The term of office of all present directors expires on the date of the Meeting, at which time all eight directors are to be elected to serve for the ensuing year and until their successors are elected and qualified. The nominees of management for election as directors are set forth below along with certain information regarding these nominees. Should any nominee become unavailable to serve as a director, the proxies will be voted for such other person as the Board of Directors shall designate. To the best of Foodmaker's knowledge, all nominees are and will be available to serve. Stockholders' nominations for election as a director may be made only pursuant to the provisions of the Company's bylaws, described below under "Other Business".

        The following table provides certain information about each of the Company's nominees for director as of January 1, 1997:



                                                                       Director
     Name                       Age      Positions with the Company      Since
-------------------------       ---  --------------------------------  --------
Michael E. Alpert               54   Director                             1992
Jay W. Brown                    51   Nominee for Director                  --
Paul T. Carter(2)               74   Director                             1991
Charles W. Duddles              56   Executive Vice President,            1988
                                       Chief Financial Officer,
                                       Chief Administrative Officer
                                       and Director
Edward Gibbons(1)(2)(3)(4)(5)   60   Director                             1985
Jack W. Goodall(1)(3)           58   Chairman of the Board                1985
Robert J. Nugent (1)            55   President, Chief Executive Officer
                                       and Director                       1988
L. Robert Payne(2)(5)           63   Director                             1986
__________________________

(1)        Member of the Executive Committee.
(2)        Member of the Audit Committee.
(3)        Member of the Compensation Committee.
(4)        Member of the Stock Option Committee.
(5)        Member of the Investment Committee.

        The business experience, principal occupations and the employment of the nominees has been as follows:

        Mr. Alpert was a partner in the San Diego office of the law firm of Gibson, Dunn & Crutcher LLP for more than five years prior to his retirement on August 1, 1992. He is currently Advisory Counsel to Gibson, Dunn &
Crutcher LLP.   Gibson, Dunn & Crutcher LLP provides legal services from time to time to the Company.

        Mr. Brown is a Vice President of Ralston Purina Company and has been Chief Executive Officer and President of several of its subsidiaries including Protein Technologies International, Inc. since October 1994, Continental Baking Company from October 1984 to July 1995 and Van Camp Seafood

Company from August 1983 to October 1984.  He was previously Vice
President of Marketing for the JACK IN THE BOX Division of the Company from July 1981 to July 1983.

        Mr. Carter has been an insurance consultant for the Government
Division of Corroon & Black Corporation since February 1987. From February 1987 until December 1990, he was also a consultant to the San Diego Unified School District on insurance matters. He retired in February 1987 as Chairman and Chief Executive Officer of Corroon & Black Corporation, Southwestern Region and as Director and Senior Vice President of Corroon & Black Corporation, New York.

        Mr. Duddles has been Executive Vice President and Chief Administrative Officer of the Company since May 1988. He has been Chief Financial Officer of the Company since October 1985 and was Senior Vice President from October 1985 to May 1988. He was previously Vice President and Controller of the Company from August 1979 to July 1981 and Senior Vice President, Finance and Administration from August 1981 to October 1985.

        Mr. Gibbons has been a general partner of Gibbons, Goodwin, van Amerongen ("GGvA"), successor to Gibbons, Green, van Amerongen ("Gibbons Green"), an investment banking firm specializing in management buyouts, for more than five years preceding the date hereof. Mr. Gibbons is also a director of Robert Half International, Inc.

        Mr. Goodall has been Chairman of the Board since October 1985.
For more than five years prior to his retirement as an officer in April 1996, he was President and Chief Executive Officer of the Company. Mr. Goodall is also a director of Van Camp Seafood Company, Inc., Thrifty Payless, Inc. and Ralcorp Holdings, Inc.

        Mr. Nugent has been President and Chief Executive Officer of the Company since April 1996. He was Executive Vice President of the Company from February 1985 to April 1996 and President and Chief Operating Officer of the JACK IN THE BOX Division of the Company from May 1988 to April 1996.

        Mr. Payne has been President and Chief Executive Officer of Multi-Ventures, Inc. since February 1976 and was Chairman of the Board of Grossmont Bank, a wholly-owned subsidiary of Bancomer, S.A., from February 1974 until October 1995. Multi-Ventures, Inc. is a real estate development and investment company that is also the managing partner of the San Diego Mission Valley Hilton and the Hanalei Hotel. He was a principal in the Company prior to its acquisition by its former parent, Ralston Purina Company, in 1968.


                  INFORMATION ABOUT THE BOARD OF DIRECTORS
                       AND COMMITTEES OF THE BOARD

        During the fiscal year ended September 29, 1996, the Board of Directors had an Executive Committee, an Audit Committee, a Compensation Committee, a Stock Option Committee and an Investment Committee. Foodmaker does not have a Nominating Committee. Mr. Leonard I. Green, a current member of the Board of Directors who served on various committees, is not standing for re-election.

        The Executive Committee, consisting of Messrs. Gibbons, Goodall and Nugent, may exercise all the authority of the Board in the management of the Company in the intervals between meetings of the Board of Directors. The Executive Committee held no meetings in 1996.

        The Audit Committee, consisting of Messrs. Carter, Gibbons, Green and Payne, directs the internal and external audit activities of Foodmaker as deemed appropriate. The Audit Committee held two meetings in 1996.

        The Compensation Committee, consisting of Messrs. Gibbons, Goodall and Green, held one meeting in 1996 and took action by unanimous written consent on one occasion.

        The Stock Option Committee, consisting of Messrs. Gibbons and Green, held one meeting in 1996 and granted stock options on three occasions by unanimous written consents.

        The Investment Committee, consisting of Messrs. Gibbons, Green and Payne, held no meetings in 1996 but took action by unanimous written consent on one occasion.

        In 1996, the Board of Directors held six meetings and on two occasions acted by unanimous written consent. Each director attended more than 75% of the aggregate of the general meetings and the meetings of committees on which such director served, except Mr. Green who attended 70% of such meetings.

        Directors who are also officers of Foodmaker or its subsidiaries receive no additional compensation for their services as directors. Mr. Goodall, who continues to provide ongoing consultation on various matters, receives compensation of $10,000 per month as Chairman of the Board of Directors. The other independent directors of the Company receive compensation consisting of an $18,000 annual retainer, $1,500 for each Board of Directors' meeting attended in person and are also reimbursed for out-of-pocket and travel expenses. No additional compensation is paid for actions taken by the Board of Directors by written consent or participating in telephonic meetings.
Under the Company's Deferred Compensation Plan for Non-Management Directors, each independent director may defer any portion or all of such compensation. Amounts deferred under the plan's equity option are immediately converted to stock equivalents at the then current market price of the Company's common stock and matched at a 25% rate by the Company. A director's stock equivalent account is distributed in cash, based upon the ending number of stock equivalents and the market value of the Company's common stock, at the conclusion of the director's service as a member of the Board of Directors.
All of the independent directors, except Mr. Goodall, have elected to defer their compensation pursuant to this plan since its adoption on February 17, 1995.

        Pursuant to the Company's Non-Employee Director Stock Option Plan, commencing February 17, 1995 and annually thereafter upon election to the Board, each independent director also receives a stock option to purchase 10,000 shares of the Company's common stock at the market value, as defined, on the date of grant.

        Additionally, the Company paid Mr. Carter $15,000 in fiscal 1996 and intends to pay him $7,500 in fiscal 1997 for consultation services relating to insurance matters. No additional compensation is paid to other members of the Board of Directors.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of December 15, 1996, information with respect to beneficial ownership of voting securities of the Company by (i) each person who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer listed in the Summary Compensation Table herein and (iv) all directors and executive officers of the Company as a group. Each of the following stockholders has sole voting and investment power with respect to shares beneficially owned by such stockholder, except to the extent that authority is shared with spouses under applicable law or as otherwise noted.

                                            Number of Shares        Percent of
     Name                                 Beneficially Owned(1)      Class(1)
----------------------------------------- ---------------------     ----------
The Capital Group Companies, Inc.(2). . .       4,215,700              10.9%
George D. Bjurman & Associates(3) . . . .       2,589,410               6.7%
Jack W. Goodall . . . . . . . . . . . . .       1,071,873               2.7%
Robert J. Nugent. . . . . . . . . . . . .         704,771               1.8%
Charles W. Duddles. . . . . . . . . . . .         488,793               1.3%
Kenneth R. Williams . . . . . . . . . . .         430,656               1.1%
Edward Gibbons(4) . . . . . . . . . . . .         384,736                 *
William E. Rulon. . . . . . . . . . . . .         256,020                 *
Leonard I. Green(5) . . . . . . . . . . .         176,695                 *
Paul L. Schultz . . . . . . . . . . . . .         175,236                 *
L. Robert Payne . . . . . . . . . . . . .          81,000                 *
Paul T. Carter. . . . . . . . . . . . . .          38,750                 *
Christopher V. Walker . . . . . . . . . .          32,000                 *
Michael E. Alpert . . . . . . . . . . . .          20,000                 *
Jay W. Brown. . . . . . . . . . . . . . .          10,000                 *
All directors and executive officers
  as a group (22 persons) . . . . . . . . . .   4,234,874              10.5%
_________________________

*    Less than one percent

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Messrs. Goodall, Nugent, Duddles, Williams, Gibbons, Rulon, Green, Schultz, Payne, Carter, Walker and Alpert have the right to acquire within 60 days of the above date, 385,000, 200,000, 135,000, 150,000, 20,000,
     60,000, 20,000, 79,166, 56,000, 26,750, 20,000 and 20,000, respectively, of the shares reflected above as beneficially owned.

(2) According to its Schedule 13F filing, Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group Companies, Inc., exercised as of September 30, 1996, investment discretion with respect to 2,285,700 and 1,930,000 shares, respectively, and sole voting power with respect to 1,963,200 of such shares, all of which are owned by various clients. The address of The Capital Group Companies, Inc. is 333 South Hope Street, Los Angeles, CA 90071.

(3) According to its Schedule 13F filing, George D. Bjurman & Associates exercised as of September 30, 1996, investment discretion with respect to 2,589,410 shares and sole voting power with respect to 2,423,260 of such shares, all of which are owned by various clients. The address of George D. Bjurman & Associates is 10100 Santa Monica Blvd., Suite 1200, Los Angeles, CA 90067.

(4)  Includes 50,000 shares owned by Mr. Gibbons' wife.

(5) Includes 107,235 shares owned by TG Limited, a general partnership in which Mr. Green is the managing partner.

                          EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning the annual and long-term compensation of the Company's chief executive officer and the other four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries during the fiscal years indicated. Bonus amounts were accrued during the year and paid shortly thereafter.

                                                                                             Securities     All Other
                                                     ----------Annual Compensation--------   Underlying     Compensa-
Name and Position                          Year      Salary($)      Bonus($)  Other($)<F1>    Options(#)   -tion($)<F2>
-----------------------------------------  ----      ---------      --------  ------------   -----------   ------------
Jack W. Goodall <F3>                       1996       470,067       300,000       50,763            --       17,323
  Chairman of the Board                    1995       648,867       120,000        7,970            --       20,810
                                           1994       631,951            --       43,179        35,000       20,303

Robert J. Nugent                           1996       408,685       435,000        6,000        25,000       10,628
  President, Chief Executive Officer       1995       382,370        70,000          789            --        5,168
  and Director                             1994       371,165            --       15,947        25,000        5,058

Kenneth R. Williams                        1996       296,185       248,000        6,000        13,000       19,214
  Executive Vice President,                1995       282,370        40,625        1,616        25,000        9,815
  Marketing and Operations                 1994       271,165            --       21,940        15,000        9,479

Charles W. Duddles                         1996       291,185       240,000        6,000        10,000       19,105
  Executive Vice President, Chief          1995       282,370        50,000          515            --        9,815
  Financial Officer, Chief Administrative  1994       271,165            --       13,302        20,000        9,479
  Officer and Director

Paul L. Schultz                            1996       216,586       146,250        6,000         9,000       13,246
  Vice President, Operations               1995       208,171        29,250        1,747        22,500        7,277
                                           1994       198,420            --       13,510        10,000        6,740

William E. Rulon                           1996       208,685       136,500        6,000            --       12,792
  Senior Vice President                    1995       207,370        28,438           --            --        7,565
                                           1994       196,165            --       22,094        10,000        7,229
-----------------------------------------

<F1> Other annual compensation for Mr. Goodall in 1996 includes reimbursement for executive health benefits of $23,105 and retirement-related compensation valued at $27,658; and for Mr. Rulon in 1994 includes an automobile allowance of $11,205 and reimbursement for executive health benefits of $10,889. Other included amounts do not exceed 25% of the total other annual compensation in years when such compensation exceeds the limits of the lesser of 10% of salary and bonus or $50,000.

<F2> All other compensation represents the Company's matching contributions to the deferred compensation plan, except for approximately $1,300 annually for each person for premiums on term life insurance paid by the Company for the benefit of the named executive officer. The Company has no interest in such insurance policies.

<F3> Mr. Goodall retired as Chief Executive Officer and President of the
     Company in April 1996. His compensation in 1996 includes $60,000 received as Chairman of the Board subsequent to his retirement. From January 1994 through April 1995, approximately 50% of Mr. Goodall's listed annual compensation was charged to Family Restaurants, Inc. where he also served as Chairman of the Board and Chief Executive Officer.

                                    6

Stock Option Grants in Fiscal 1996

        Set forth below is information with respect to options granted to the named executive officers in the Summary Compensation Table during the 1996 fiscal year. No options were granted during the year to Mr. Goodall or Mr. Rulon.

                                                                                      Potential Realizable Value
                                                                                        at Assumed Annual Rates
                         Number of     % of Total                                           of Stock Price
                         Securities   Options/SARs                                         Appreciation For
                         Underlying    Granted to    Exercise or                              Option Term
                        Options/SARs    Employees    Base Price      Expiration        --------------------------
Name                     Granted (#)  in Fiscal Year  ($/Share)          Date              5%               10%
-------------------     ------------- --------------  ----------     ----------         -------          --------
Robert J. Nugent. . . . .   25,000         5.2%          7.125        8/16/2006        $113,227          $287,640
Kenneth R. Williams . . .   13,000         2.7%          7.125        8/16/2006          58,878           149,573
Charles W. Duddles. . . .   10,000         2.1%          7.125        8/16/2006          45,291           115,056
Paul L. Schultz . . . . .    9,000         1.9%          7.125        8/16/2006          40,762           103,551

Option Exercises in Fiscal 1996 and Fiscal Year-End Values

        Set forth below is information with respect to options exercised by the named executive officers in the Summary Compensation Table during the 1996 fiscal year, and the number and value of unexercised stock options held by the named executive officers at the end of the fiscal year.

                                                             Number of
                                                        Securities Underlying
                                                             Unexercised                Value of Unexercised
                                                         Options/SARs Held at         In-the-Money Options/SARs
                            Shares                          Fiscal Year-End                at Fiscal Year-End
                          Acquired on     Value      ----------------------------    ----------------------------
Name                      Exercise(#)    Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
-------------------       -----------    --------    -----------    -------------    -----------    -------------
Jack W. Goodall . . . . .      0           $  0         385,000              0        $2,190,887        $    0
Robert J. Nugent. . . . .      0              0         200,000         25,000           926,772        75,000
Kenneth R. Williams . . .      0              0         150,000         13,000           630,700        39,000
Charles W. Duddles. . . .      0              0         135,000         10,000           736,489        30,000
Paul L. Schultz . . . . .      0              0          75,833         15,667           271,698        51,168
William E. Rulon. . . . .      0              0          60,000              0           296,248             0

Report of the Board of Directors and Stock Option Committee on Executive Compensation

        The Board of Directors has the primary responsibility for determining executive compensation. There are also Compensation and Stock Option Committees each composed of not less than two non-employee independent directors. Executive compensation is designed to (a) provide compensation opportunities that will attract, motivate and retain highly qualified managers and executives, and (b) provide salary and other rewards that are closely linked to Company, team, and individual performance, focused on achievement of annual business plans and longer term incentives linked to increases in stockholder value. The Chief Executive Officer recommends the compensation to be paid to executive officers of the Company other than himself; final determination of the amount of compensation rests with the non-employee members of the Board of Directors. Board members who are also executive officers do not participate in discussions about, nor do they vote on, recommendations concerning their respective compensation.

        The Company's executive officer compensation program is comprised of base salary, bonus opportunity, long-term incentive compensation in the form of stock options, and other benefits such as health insurance. It is the objective of the Company to maintain base salaries that are slightly above the mid-range of compensation paid to senior executives with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar business as the Company. The Performance Bonus Plan provides for a bonus as a percent of base salary which is dependent upon the Company's performance level achieved and the job classification of the individual. The purpose of the Performance Bonus Plan is to reward key employees, executives and officers for achievement of corporate goals relating to earnings. The performance bonuses for the named executives for fiscal 1996 were paid in accordance with the established plan and are reflected in the Summary Compensation Table.

        The 1992 Employee Stock Incentive Plan forms the basis for the Company's long-term incentive plan for officers and key managers. The purpose of the Plan is to enable the Company and its subsidiaries to attract, retain and motivate employees by providing for or increasing the proprietary interests of such employees in the Company. During 1996, stock options were granted to Messrs. Nugent, Williams, Duddles and Schultz for the purchase of 25,000
13,000, 10,000 and 9,000 shares, respectively, of Common Stock at $7.125 per share, exercisable 50% on July 16, 1997 and July 16, 1998. All options were granted at 100% of the market price of the Company's common stock on the dates of grant. Options serve to directly align the interests of executives, including the Chief Executive Officer, with the interests of other shareholders, since such executives will not realize a benefit unless and until the market price of the Company's common stock increases.

        Mr. Nugent became the Chief Executive Officer of the Company on April 1, 1996. Mr. Nugent's initial base salary as Chief Executive Officer was targeted to achieve, over a three year period, a level slightly above the mid-range of competitive industry practice. His base salary established in 1996 represented a 17.5% increase over his previous salary due to his promotion to Chief Executive Officer. In establishing Mr. Nugent's base salary level, his extensive experience in the quick-serve restaurant industry and the Company's performance under his leadership as President and Chief Operating Officer were considered.

        An annual cash incentive award is payable to Mr. Nugent if the Company achieves or exceeds specified earnings goals. Mr. Nugent's bonus for 1996 reflects the highest performance rating under the Foodmaker Performance Bonus Plan. In 1996, approximately one-half of Mr. Nugent's compensation was incentive pay.

        This report is submitted by the Board of Directors and the Stock Option Committee.

                     Board of Directors                   Stock Option Committee
       ------------------------------------------------   ----------------------
       Michael E. Alpert          Leonard I. Green        Edward Gibbons
       Paul T. Carter             Robert J. Nugent        Leonard I. Green
       Charles W. Duddles         L. Robert Payne
       Edward Gibbons             Christopher V. Walker
       Jack W. Goodall

        This report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

Compensation Committee Interlocks and Insider Participation

        During fiscal 1996, the members of the Board of Directors were primarily responsible for determining executive compensation. Mr. Goodall, who was an executive officer and also a member of the Board of Directors, participated in discussions to the extent of making recommendations concerning the compensation of executive officers other than himself.

Pension Table

        Retirement Plan. The Company maintains a retirement plan (the "Retirement Plan"), which was adopted effective October 21, 1985 and restated effective as of January 1, 1989. The Retirement Plan is a defined benefit plan covering eligible regular employees employed in an administrative, clerical, or restaurant hourly capacity who have completed 1,000 Hours of Service and reached age 21. The Retirement Plan provides that a participant retiring at age 65 will receive an annual retirement benefit equal in amount to one percent of Final Average Pay multiplied by Benefit Service plus .4% of Final Average Pay in excess of Covered Compensation multiplied by Benefit Service, subject to grandfathered minimum benefit accruals under the previous plan as of December 31, 1988. The .4% portion of the calculation is limited to a maximum of 35 years of service. The Employee Retirement Income Security Act of 1974 ("ERISA") and various tax laws may cause a reduction in the annual retirement benefit payable under the Retirement Plan. (The preceding capitalized terms are defined in the Retirement Plan.)

        Although normal retirement is age 65, benefits may begin as early as age 55 if service requirements defined in the Retirement Plan are met. Benefits payable are reduced for early commencement.

        Supplemental Retirement Plan.   The Company established a non-qualified
supplemental retirement plan for selected executives effective April 2, 1990, known as the Supplemental Executive Retirement Plan. The plan provides for a percentage of replacement income based on Service and Final Average Compensation (each as defined in the plan). The target replacement income from all Company funded sources based upon a maximum of 30 full years of service is 60% of Final Average Compensation. For those executives whose service lengths are less than 30 years, the target percentage of 60% is reduced by applying a factor determined by dividing the number of full years of actual service by 30. The plan is unfunded and represents an unsecured claim against the Company.

        Easy$aver Plus Plan. Effective October 21, 1985, the Company adopted the Foodmaker Savings Investment Plan, currently named the Foodmaker Easy$aver Plus Plan (the "E$P"), which includes a cash-or-deferred arrangement under
Section 401(k) of the Internal Revenue Code. Eligible regular full-time employees who have completed at least one year of service and reached age 21 qualify for the E$P. Participants in the E$P may defer up to 12% of their pay on a pre-tax basis. In addition, the Company contributes on a participant's behalf an amount equal to 50% of the first 4% of compensation that is deferred by the participant.

        Deferred Compensation Plan. Since January 1, 1989, all executive officers and certain other members of management of the Company have been excluded from participation in the E$P. Effective April 2, 1990, all such persons were offered an opportunity to participate in a non-qualified deferred compensation plan established by the Company. Participants of the plan, known as the Capital Accumulation Plan for Executives, may defer up to 15% of base and/or bonus pay. The Company contributes on a participant's behalf 100% of the first 3% of compensation that is deferred by the participant. Benefits paid under such plan also include an interest component based on Moody's Average Corporate Bond Yield Index. The plan is unfunded and participants' accounts represent unsecured claims against the Company.

        Summary of Retirement and Other Deferred Benefits. The following table shows estimated annual benefits payable to participants as a straight life annuity. The benefits are derived from some or all of the following Company funded sources: Retirement Plan, Company contributions to the E$P, Company contributions to the Deferred Compensation Plan, Supplemental Retirement Plan and Social Security (50% of primary insurance amount).

                  Estimated Annual Benefits Based on Years of Service
Average Annual    ---------------------------------------------------
   Earnings            10        15        20        25        30
-------------      --------  --------  --------  --------  --------
$  100,000. . . .  $ 20,000  $ 30,000  $ 40,000  $ 50,000  $ 60,000
   200,000. . . .    40,000    60,000    80,000   100,000   120,000
   300,000. . . .    60,000    90,000   120,000   150,000   180,000
   400,000. . . .    80,000   120,000   160,000   200,000   240,000
   500,000. . . .   100,000   150,000   200,000   250,000   300,000
   600,000. . . .   120,000   180,000   240,000   300,000   360,000
   800,000. . . .   160,000   240,000   320,000   400,000   480,000
 1,000,000. . . .   200,000   300,000   400,000   500,000   600,000
 1,200,000. . . .   240,000   360,000   480,000   600,000   720,000

        At September 29, 1996, the number of years of service under the retirement plans for Messrs. Nugent, Williams, Duddles, Schultz and Rulon was 17, 26, 23, 21 and 30, respectively; and the amount of eligible compensation for each of these individuals approximates the amounts reflected as salary and bonus in the Summary Compensation Table. Mr. Goodall retired in April 1996.

Severance Arrangements

        The Company has entered into compensation and benefits assurance agreements with certain of its senior executives, including Messrs. Nugent, Williams, Duddles and Schultz, for the payment of certain compensation and the provision for certain benefits in the event of termination of employment
                                    9
following a change in control of the Company. The agreements continue in effect through September 29, 1998 and are automatically extended for additional, successive, two-year terms thereafter unless at least six-months written notice is given to the contrary. If there is a change of control (as defined in the agreements) during the term of any such agreement, the executive will be entitled to receive the payments and benefits specified in the event that his employment is terminated within 24 months thereafter: (i) involuntarily, without cause or (ii) voluntarily for "good reason" (as defined in the agreements). Amounts payable under each agreement include all amounts earned by the employee prior to the date of termination and a multiple of the employee's annual base salary, bonus and the Company's matching contributions to the deferred compensation plan. In the case of Messrs. Nugent, Williams, Duddles and Schultz, the applicable multiples are 2.5, 2.5, 2.5 and 1.5, respectively. In addition, the agreements provide for the continuation of health insurance benefits for a period of up to 18 months following termination and certain incidental benefits.

                          CERTAIN TRANSACTIONS

        At the beginning of the fiscal 1995, Sharon Payne, daughter of
L. Robert Payne, a director of the Company, held a 20.6% equity interest in Foodmex, Inc. ("Foodmex"), which franchises and operates ten JACK IN THE BOX restaurants in Mexico. The majority of the funds invested by Ms. Payne in Foodmex were loaned to her by Mr. Payne; the loan was secured by Ms. Payne's equity position in Foodmex. During that year, Mr. Payne acquired the interest of his daughter in Foodmex and, in December 1995, entirely disposed of all interest to other Foodmex shareholders. He retains no equity or other interest in Foodmex, except as guarantor on a $75,000 bank loan.

        As a franchisee of the Company, Foodmex has various financial obligations to the Company for franchise fees and other trade accounts payable, which had been approximately $280,000 per month but have declined to approximately $110,000 per month. As a result of the devaluation of the Mexican Peso, Foodmex encountered severe financial difficulties and became unable to meet its obligations on a current basis. Therefore, Foodmex has been required to pay in advance for its food and supplies purchased from the Company and entered into an agreement for the payment, over an extended period without interest, of the accumulated arrearage which has been reduced to approximately $805,000 and a portion of the royalties accruing during 1996 which amounted to approximately $122,000 at fiscal year end. In addition, the Company has agreed to waive late charges accrued through December 1995, upon timely and satisfactory completion of the established payment schedule. The Company believes the terms of the credit and franchise agreements were no more favorable to the franchisee than could have been obtained by an entirely unrelated third party. In December 1996, the Company terminated the licenses of Foodmex for, among other reasons, chronic insolvency and failure to meet operational standards.

                              PERFORMANCE GRAPH

        The following graph compares the cumulative return to holders of the Company's Common Stock at the end of each fiscal year since the initial public offering on March 4, 1992 with the Standard & Poor's ("S&P") 500 Index and a Restaurant Peer Group Index for the same period. The comparison assumes $100 was invested on March 4, 1992 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the periods.


          [A LINE GRAPH CHART WAS INCLUDED HEREIN WHICH GRAPHICALLY
                         REFLECTED THE FOLLOWING DATA]

                        Mar. 4,  Sept. 27,  Oct. 3,  Oct. 2,  Oct. 1,  Sept. 29,
                         1992      1992      1993     1994     1995      1996
                        -------  ---------  -------  -------  -------  ---------
Foodmaker, Inc.          100        70        65       38       38        68
S&P 500                  100       103       118      122      158       190
Restaurant Peer Group(1) 100        84        98       94       94       106

(1) The Restaurant Peer Group Index is comprised of the following companies:
    Bob Evans Farms, Inc.; CKE Restaurants, Inc.; International Dairy Queen; Luby's Cafeterias, Inc.; Perkins Family Restaurants, L.P.; Ryan's Family Steak Houses, Inc.; Sbarro, Inc.; Shoney's, Inc.; and Vicorp Restaurants, Inc.


          PROPOSED AMENDMENTS TO 1992 EMPLOYEE STOCK INCENTIVE PLAN

        The Company has a long history of utilizing stock options to provide additional incentives to its employees. As of December 15, 1996, only 3,160 shares of the Company's Common Stock remained available under the 1992 Stock Incentive Plan (the "1992 Plan"). The Company does not have any other stock-based incentive compensation plan in which its executive officers, or other senior management employees, are eligible to participate. All of the awards outstanding under the 1992 Plan are nontransferable stock options.
All options granted since the Company's public offering in 1992 have exercise prices equal to the market price of the underlying stock on the date the options were granted.

        On October 11 and December 18, 1996, the Board amended and restated the Company's 1992 Plan, subject to the approval by the stockholders, to: (i) increase the number of shares available for Awards (as defined in the 1992
Plan) under the 1992 Plan by 1,900,000 to 3,775,000, and (ii) include technical changes, primarily to conform the 1992 Plan to the deductibility requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). These proposed amendments, which are discussed more fully below, are being submitted to the stockholders for their approval at the Annual Meeting.

        The proposed technical amendments will conform the 1992 Plan to the deductibility requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code"). In 1993, the Code was amended to add Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deductible by the Company in any tax year with respect to each of the Company's highest paid executives, including compensation relating to stock option exercises. However, such compensation is not subject to the deduction limit if certain limitations approved by stockholders are applied to stock options and other awards granted to these executives. In order to maximize the deductibility of compensation relating to Awards made to executive officers under the 1992 Plan, the Company is requesting stockholders to approve the amendments to the 1992 Plan.

        In addition, the Board adopted an amendment to the 1992 Plan to change the existing requirement that members of the committee administering the 1992 Plan be "disinterested directors" to a requirement that the members of that committee be "Non-Employee Directors" (as those terms have been defined in the previous and present versions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

        The following description of the 1992 Plan is qualified in its entirety by reference to the full text of the 1992 Plan, as it is proposed to be amended and restated, a copy of which is attached as Exhibit "A" to this proxy statement.

General

        The purpose of the 1992 Plan is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing their proprietary interests in the Company. As indicated in the report of the Board of Directors and Stock Option Committee (the "Committee") to the stockholders, elsewhere in this proxy, the Board of Directors and the Committee believe that the Company's compensation plans for executives should include long-term incentives linked to increases in stockholder value. The 1992 Plan was designed to forge such links between executive rewards and stockholder wealth creation. The proposed amendments were approved by the Board of Directors, subject to stockholder approval, to enable the Company to continue this practice with its management team and to maximize the deductibility of compensation relating to Awards made to executive officers under the 1992 Plan.

        Any Employee (as defined in the 1992 Plan) is eligible for selection as a participant in the 1992 Plan. As of September 30, 1996, the Company had approximately 25,000 employees and approximately 34 employees were participating in the 1992 Plan.

Administration

        The 1992 Plan is administered by a committee of the Board (the "Committee") of Directors. On December 6, 1996, the 1992 Plan was amended to require that the committee administering the Plan consist of two or more "non-employee directors" (as such term is now defined in Section 16b-3 of the Exchange Act) in place of the requirement that each of such directors be a "disinterested person" (as such term had been defined in Rule 16b-3 promulgated under the Exchange Act).

        To satisfy the requirements of Section 162(m) of the Code, the 1992 Plan would be amended to provide that if Awards under the Plan are to be made to persons subject to Section 162(m) of the Code and such Awards are intended to constitute performance-based compensation, then each of the Committee's members shall also be an "outside director," as such term is defined in the regulations under Section 162(m) of the Code.

        The current members of the Committee are both "non-employee directors" and "outside directors."

        Subject to the provisions of the 1992 Plan, the Committee has full and final authority to select the employees to whom Awards will be granted thereunder, to grant such Awards and to determine the terms and provisions of such Awards and the number of shares to be sold or issued pursuant thereto, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the 1992 Plan.

Limitation on Number of Shares

        The maximum number of shares of Common Stock which currently may be sold or issued under the 1992 Plan may not exceed 1,875,000 shares of Common
Stock, in the aggregate, subject to certain adjustments occasioned by reorganizations, recapitalizations, restructurings, reclassifications, stock splits, reverse stock splits, stock dividends, or the like. Under the proposed amendment to the 1992 Plan, the number of shares available under the 1992 Plan would be increased by 1,900,000 to 3,775,000.

        No employee may be granted awards under the 1992 Plan, as it is proposed to be amended, in excess of 400,000 shares of Common Stock during any calendar year. This limitation is intended to satisfy the requirements of
Section 162(m) of the Internal Revenue Code (the "Code") so that compensation attributable to Awards under the 1992 Plan qualifies as performance-based compensation under Section 162(m) of the Code and the regulations thereunder. The 400,000 annual limitation is subject to certain adjustments occasioned by reorganizations, recapitalizations, restructurings, reclassifications, stock splits, reverse stock splits, stock dividends, or the like, but only to the extent such adjustment would not affect the status of compensation attributable to Awards as performance-based compensation.

        Under the 1992 Plan, shares for which Awards are granted that subsequently are reacquired by the Company pursuant to the terms of the Award under which they were issued or sold, including shares that were withheld by the Company as payment of the purchase price of the shares issued pursuant to such Award, or as payment of the recipient's tax withholding obligation with respect to such Award and shares related to stock options that have subsequently expired, terminated or been canceled without such shares having been sold or issued thereunder are shares for which Awards may be granted under the 1992 Plan.

Plan Awards

        In general, Awards to employees under the 1992 Plan ("Awards") are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

        Some of the permissible features of Awards to employees under the 1992 Plan are:

        1. An Award may provide for the satisfaction of a recipient's tax withholding obligation by the retention of shares to which the recipient would otherwise be entitled or by the recipient's delivery of previously owned shares or other property.

        2. An Award under the 1992 Plan which is a stock option or other right to purchase shares may include provisions allowing the recipient to pay some or all of the purchase price by delivery of a promissory note only, delivery of previously owned shares or other property or by the withholding of some of the shares issuable pursuant to the Award. If an option under the 1992 Plan permits the recipient to pay for the shares of Common Stock issuable pursuant thereto with previously owned shares, the recipient will be able to exercise the option in successive transactions (known as "pyramiding") starting with a relatively small number of shares and, by a series of exercises using the shares acquired from each transaction, to pay the purchase price of the shares acquired in the following transaction, exercise an option for a large number of shares with no additional cash and no more investment than the original share or shares delivered.

        3. An Award may provide for the issuance of shares of Common Stock as a Stock Bonus for no consideration other than services rendered or to be rendered.

        4. Under a proposed amendment to the 1992 Plan, the terms and conditions of an Award may contain provisions required in order for such Award to qualify as performance-based compensation as described in Section 162(m) of the Code and the regulations thereunder. Under this proposed amendment, if the amount of compensation an Employee will receive under any Award is not based solely on an increase in the value of Common Stock after the date of grant or award, the Committee, in order to qualify an Award as performance-based compensation, can condition the grant, award, vesting, or exercisability of such an award on the attainment of a pre-established, objective performance goal. For this purpose, a pre-established, objective performance goal may include one or more of the following performance criteria: (i) cash flow, (ii) earnings per share (including earnings before interest, taxes, and amortization). (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) income or net income, (viii) operating income or net operating income, (ix) operating margin, (x) return on operating revenue, and (xi) any other similar performance criteria contemplated by the regulations under Section 162(m) of the Code.

        The following table discloses the number of shares subject to Awards, all of which have been stock options, that have been granted under the 1992 Plan as of December 15, 1996:

                                                               Number of Shares
       Name                        Position                   Underlying Options
       ----                        --------                   ------------------
  Jack W. Goodall. . . . . . Chairman of the Board                     385,000
  Robert J. Nugent . . . . . President, Chief Executive Officer
                              and Director                             225,000
  Kenneth R. Williams. . . . Executive Vice President, Marketing
                              and Operations                           163,000
  Charles W. Duddles . . . . Executive Vice President, Chief
                              Financial Officer, Chief
                              Administrative Officer and Director      145,000
  Paul L. Schultz. . . . . . Vice President, Operations                 91,500
  William E. Rulon . . . . . Senior Vice President                      60,000
  Total for all current executive officers as a group. . . . . . . . 1,352,250
  Total for all employees, other than executive officers,
    as a group . . . . . . . . . . . . . . . . . . . . . . . . . . .   245,850
  Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,598,100

Plan Duration

        The 1992 Plan became effective upon its adoption by the Company's Board of Directors in January 1992, but the proposed Amendments will not become effective until after they have been approved by the Company's stockholders. Awards may not be granted under the 1992 Plan after January 3, 2002.
Although Common Shares may be issued after that date pursuant to Awards granted prior to such date, no Common Shares may be issued under the 1992
Plan after January 3, 2012.

Amendments

        The Board of Directors may amend or terminate the 1992 Plan at any time and in any manner, provided that no such action of the Board may deprive the recipient of any Award previously granted of his or her rights with respect thereto without his or her consent.

Changes in Control

        An Award may include a provision accelerating the receipt of benefits pursuant to such Award upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type requiring an adjustment in the number or type of shares or other securities or property that may be acquired pursuant to an Award.
                                    14

Tax Treatment

        The following is a brief description of the federal income tax treatment which will generally apply to Awards made under the 1992 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of Awards will depend on the specific nature of the Award, as discussed more fully below.

        Incentive Options. Pursuant to the 1992 Plan, Employees may be granted options which are intended to qualify as incentive stock options ("Incentive Options") under the provisions of Section 422 of the Internal Revenue Code. (the "Code"). Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an Incentive Option. However, if the optionee sells the shares acquired upon the exercise of an Incentive Option ("ISO Shares") at any time within (a) one year after the date of transfer of ISO Shares to the optionee pursuant to the exercise of such Incentive Option or (b) two years after the date of grant of such Incentive Option, then (1) the optionee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of such Incentive Option, (3) the optionee will recognize capital loss equal to the excess, if any of the exercise price of such Incentive Option over the sales price of the ISO Shares, and (4) the Company will generally be entitled to a deduction equal to the amount of the ordinary income recognized by the optionee. If the optionee sells the ISO Shares at any time after the optionee has held the ISO Shares for at least (i) one year after the date of transfer of the ISO Shares to the optionee pursuant to the exercise of the Incentive Option and (ii) two years after the date of grant of the Incentive Option, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such Incentive Option, and the Company will not be entitled to any deduction.

        Nonqualified Options. The grant of an option or other similar right to acquire stock which does not qualify for treatment as an Incentive Option (a "Nonqualified Option") is generally not a taxable event for the optionee.
Upon exercise of the Nonqualified Option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a tax deduction equal to such amount. See "Special Rules for Awards Granted to Insiders," below.

        Special Rules for Awards Granted to Insiders. If a recipient of an option is a director, officer or stockholder subject to Section 16 of the Exchange Act (an "Insider") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the shares of Common Stock upon) the earlier of the following two dates (the "16(b) Date"): (i) six months after the date of grant or (ii) a disposition of the shares of Common Stock, unless the insider makes an election under
Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying shares on the date of exercise. Insiders should consult their tax advisors to determine the tax consequences to them of receiving and exercising Awards pursuant to the 1992 Plan.

        Stock Bonuses. The recipient of a Stock Bonus consisting of Common Stock that is transferable or not subject to a substantial risk of forfeiture, in each case within the meaning of Section 83 of the Code, generally will be required to recognize ordinary income (and the Company will be entitled to a deduction) equal to the fair market value of the underlying Common Stock on the date of grant. Insiders, however, may be required to recognize ordinary income with respect to such Stock Bonuses on the 16(b) Date, determined with reference to the value of the Common Shares on that date, unless they make a valid 83(b) Election within 30 days after the date of grant. See "Special Rules for Awards Granted to Insiders," above.

        Restricted Stock Bonuses or Forfeitable Stock: Awards under the 1992 Plan may also include sales or bonuses consisting of shares of Common Stock that are subject to a substantial risk of forfeiture and are not transferable, in each case within the meaning of Section 83 of the Code ("Restricted Stock").
                                    15

Unless the recipient of such an Award makes an 83(b) Election as discussed above within 30 days after the receipt of the Restricted Stock, the recipient generally will not be taxed on the receipt of Restricted Stock until the shares are no longer subject to a substantial risk of forfeiture or become transferable (i.e., one or both of the restrictions "lapse"). When one or both of the restrictions lapse, the recipient will recognize ordinary income (and the Company will be entitled to a deduction) in an amount equal to the excess of the fair market value of the Common Stock at the time of lapse over the purchase price, if any, paid for the shares. However, if the recipient makes an 83(b) Election within 30 days of the receipt of Restricted Stock, he or she will recognize ordinary income (and the Company will be entitled to a deduction) equal to the excess of the fair market value of the shares on the date of receipt (determined without regard to the vesting or transferability restrictions) over such purchase price. In the case of an Insider, the timing of income recognition (including the date used to compute the fair market value of the Common Stock) with respect to Restricted Stock may be deferred until the 16(b) Date, as described in "Special Rules for Awards Granted to Insiders" above, unless the Insider makes a valid 83(b) Election.

        Miscellaneous Tax Issues. With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

        A holder's tax basis in Common Stock acquired pursuant to the 1992 Plan generally will equal the amount paid for the Common Stock plus any amount recognized as ordinary income with respect to such stock. Other than ordinary income recognized with respect to the Common Stock and included in basis, any subsequent gain or loss upon the disposition of such stock generally will be capital gain or loss (long-term or short-term, depending on the holder's holding period).

        Special rules will apply in cases where a recipient of an Award pays the exercise or purchase price of the Award or applicable withholding tax obligations under the 1992 Plan by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the Award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

        The terms of the agreements pursuant to which specific Awards are made to employees under the 1992 Plan may provide for accelerated vesting or payment of an Award in connection with a change in control of the Company as discussed above. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such Awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment.
Recipients of Awards should consult their tax advisors as to whether accelerated vesting of an Award in connection with a change in control of the Company would give rise to an excess parachute payment.

        The Company generally obtains a deduction equal to the ordinary income recognized by the recipient of an Award. However, the Company's deduction for such amounts (including amounts attributable to the ordinary income recognized with respect to options, stock bonuses or forfeitable stock) may be limited to $1,000,000 (per person) annually under Section 162(m) of the Code. Certain proposed amendments to the 1992 Plan are intended to prevent the potential application of the deduction limits of Section 162(m) to Awards made under the Plan to executive officers of the Company.

Board Recommendation

        The Board of Directors believes that it is in the best interests of the Company and its stockholders to adopt the proposed Amendments to the 1992
Plan in order to help attract, retain and motivate employees and to maximize the deductibility of compensation attributable to Awards granted under the 1992 Plan. A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 1992 STOCK INCENTIVE PLAN.


              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director and beneficial owner of more than 10% of the Company's Common Stock is required to file certain forms with the Securities and Exchange Commission. A report of beneficial ownership of the Company's Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirements and a report on Form 4 or Form 5 must be filed to reflect changes thereafter. Based on written statements and copies of forms provided to the Company by persons subject to the reporting requirements, the Company believes that all such reports required to be filed by such persons during fiscal 1996 were filed on a timely basis.


                        RATIFICATION OF THE APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

        The Board of Directors has appointed KPMG Peat Marwick LLP as independent accountants to examine the consolidated accounts of the Company for the fiscal year ending September 28, 1997, subject to ratification by stockholders. KPMG Peat Marwick LLP has acted as accountants for Foodmaker since 1986. The firm will be represented at the Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.


                               OTHER BUSINESS

        Foodmaker's management is not aware of any other matters to come before the Meeting. If any matter not mentioned herein is properly brought before the Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

        Pursuant to the Company's Bylaws, in order for a stockholder to present business at the Annual Meeting or to make nominations for election of a director, such matters must be filed in writing with the Secretary of the Company in a timely manner. To be timely, a stockholder's notice must be delivered to the principal executive offices of the Company not less than ninety (90) nor more than one hundred and twenty (120) days prior to the meeting as originally scheduled; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure was made. Such notice shall set forth as to the stockholder giving notice the stockholder's name and address as they appear on the Company's books, and the class and number of shares of the Company which are beneficially owned by such stockholder. Additionally, (i) with respect to a stockholder's notice regarding a nominee for director, such notice shall set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) with respect to a notice relating to a matter the stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the meeting and any material interest of the stockholder in such business.


                           STOCKHOLDER PROPOSALS FOR
                              1998 ANNUAL MEETING

        Any eligible stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 1998 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before September 12, 1997. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                        1996 ANNUAL REPORT AND FORM 10-K

        A copy of the 1996 Annual Report to Stockholders accompanies this Proxy Statement. Foodmaker's Annual Report on Form 10-K for the year ended
September 29, 1996, as filed with the Securities and Exchange Commission, contains detailed information concerning Foodmaker and its operations which is not included in the 1996 Annual Report. A COPY OF THE 1996 FORM 10-K WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO:
Foodmaker Treasury Department, 9330 Balboa Avenue, San Diego, California 92123-1516.

                                     By Order of the Board of Directors,

                                     LAWRENCE E. SCHAUF

                                     Lawrence E. Schauf
                                     Secretary

                                                                 Exhibit A

                              FOODMAKER INC.
                           AMENDED AND RESTATED
                    1992 EMPLOYEE STOCK INCENTIVE PLAN


        Section 1. Purpose of Plan. The purpose of this 1992 Employee Stock Incentive Plan ("Plan") of Foodmaker, Inc. (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company.

        Section 2. Persons Eligible under Plan. Any person, including any director of the Company, who is an employee of the Company or any of its subsidiaries (an "Employee") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

        Section 3.  Awards.

        (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Employee that is not inconsistent with the provisions of this Plan and that by its terms, involves or might involve the issuance of (i) shares of common stock of the Company ("Common Shares"), (ii) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Shares, or (iii) any other security or benefit with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

        (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

        (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

        (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

            (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

                (A) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property; or

                (B) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee;

            (ii) a provision accelerating the receipt of benefits pursuant to such Award upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

            (iii) any provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option").

            (iv) any provision required in order for such Award to qualify as "Performance-Based Compensation" as described in Section 162(m) of the Internal Revenue Code (the "Code") and the regulations thereunder. If the amount of compensation an Employee will receive under any Award is not based solely on an increase in the value of Common Stock after the date of grant or award, the Committee, in order to qualify an Award as Performance-Based Compensation, can condition the grant, award, vesting, or exercisability of such an award on the attainment of a pre-established, objective performance goal.
        For this purpose, a pre-established, objective performance goal may include one or more of the following performance criteria; (i) cash flow, (ii) earnings per share (including earnings before interest, taxes, and amortization), (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) income or net income, (viii) operating income or net operating income, (ix) operating margin, (x) return on operating revenue, and (xi) any other similar performance criteria contemplated by the regulations under Section 162(m) of the Code.

        Section 4.  Stock Subject to Plan.

        (a) The maximum number of Common Shares that may be issued pursuant to Incentive Stock Options granted under this Plan is 3,775,000, subject to adjustment as provided in Section 7 hereof.

        (b) The maximum number of Common Shares that may be issued pursuant to all Awards (including Incentive Stock Options) granted under this Plan, other than Common Shares that are issued pursuant to Awards and subsequently reacquired by the Company pursuant to the terms and conditions of such Awards, is 3,775,000, subject to adjustment as provided in Section 7 hereof (such maximum number, as so adjusted, shall be referred to herein as the "Share Limitation").

        (c) All outstanding options to purchase shares of common stock, $.01 par value per share, of PDV Holdings, Inc. ("PDV") shall be converted into options to purchase common Shares (with the same rights, privileges and exercise prices as applied to such options pursuant to the terms of any Stock Option Agreements between PDV and the holders of such options) at such time as the proposed merger of PDV with and into the Company (the "Merger") is consummated. All such options, to the extent that they remain unexercised at the effective time of said Merger, shall be deemed Awards that have been granted under this Plan and the maximum number of Common Shares that may be issued pursuant to all Awards granted under this Plan shall include Common Shares issued pursuant to said options, other than Common Shares that are issued pursuant to said options and subsequently reacquired by the Company pursuant to the terms and conditions of said options.

        (d) No Award may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of Common Shares issuable at any time pursuant to such award, plus (ii) the number of Common Shares that have previously been issued pursuant to Awards granted under this Plan (including Common Shares issued pursuant to Awards described in (c), above), other than Common Shares that have been issued pursuant to Awards and subsequently reacquired by the Company pursuant to the terms and conditions of such Awards, plus (iii) the maximum number of Common Shares that may be issued at any time thereafter pursuant to Awards granted under this Plan (including common Shares that may be issued at any time thereafter pursuant to Awards described in (c), above) that are outstanding on such date, does not exceed the Share Limitation.

        (e) Notwithstanding any other provision of this Plan, no Employee shall be granted Awards with respect to more than 400,000 shares of Common Stock in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Awards hereunder to qualify as Performance-Based Compensation. The limitation set forth in this Section 4(e) shall be subject to adjustment as provided in Section 7, but only to the extent such adjustments would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation.

        Section 5. Duration of Plan. No awards shall be granted under this Plan after January 3, 2002. Although Common Shares may be issued after January 3, 2002, pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after January 3, 2012.

        Section 6.  Administration of Plan.

        (a) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom is a "Non-Employee Director" (as such term is defined in Rule 16b-3 promulgated under the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time). In addition, if Awards are to be made to persons subject to Section 162(m) of the Code and such awards are intended to constitute Performance-Based Compensation, then each of the Committee's members shall also be an "outside director," as such term is defined in the regulations under Section 162(m) of the Code.

        (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

            (i) adopt, amend and rescind rules and regulations relating to this Plan;

            (ii) determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

            (iii) grant Awards to eligible persons and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

            (iv) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and

            (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

        Section 7. Adjustments. If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless such event shall cause a termination of the Incentive Stock Options or other Awards, or the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan and (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan.

        Section 8. Amendment and Termination of Plan. The Board may amend or terminate this Plan at any time and in any manner; provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

        Section 9. Effective Date of Plan. This Plan shall be effective as of January 3, 1992, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under the Plan until it has been approved by the affirmative vote of the holders of a majority of the outstanding Common Shares in accordance with applicable state laws.

Proxy side one ---------------------------------------------------------------

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                FOODMAKER, INC.

      FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 14, 1997 AT 2:00 P.M. SAN DIEGO MISSION VALLEY HILTON, 901 CAMINO DEL RIO SOUTH, SAN DIEGO, CA

The undersigned hereby appoints Jack W. Goodall, Charles W. Duddles and Lawrence E. Schauf and each of them, acting by a majority or by one of them if only one is acting, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Foodmaker, Inc., a Delaware corporation ("Foodmaker"), on February 14, 1997, and any postponements or adjournments thereof. The above named proxies are instructed to vote all the undersigned's shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the other side hereof and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees listed and "FOR" Proposals 2 and
3.  The Board of Directors recommends a vote FOR the above proposals.


(Continued, and to be marked, dated and signed, on the other side)

------------------------------------------------------------------------------
                       ^  FOLD AND DETACH HERE  ^






                             FOODMAKER, INC.

                     ANNUAL MEETING OF STOCKHOLDERS
                     FEBRUARY 14, 1997 AT 2:00 P.M.

                    SAN DIEGO MISSION VALLEY HILTON
               901 CAMINO DEL RIO SOUTH, SAN DIEGO, CA


Proxy side two ----------------------------------------------------------------
                                                         Please mark
                                                         your votes as
                                                         indicated in  /X/
                                                         this example.





1. ELECTION OF DIRECTORS                             FOR           WITHHOLD
                                                 all nominees     AUTHORITY
Nominees: Michael E. Alpert, Jay W. Brown,      listed (except  to vote for all
          Paul T. Carter, Charles W. Duddles,    as withheld)   nominees listed
          Edward Gibbons, Jack W. Goodall,           / /              / /
          Robert J. Nugent, and L. Robert Payne

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below.)

-----------------------------------------------------------

2.  To approve the proposed amendments to the 1992      FOR   AGAINST   ABSTAIN
    Employee Stock Incentive Plan;                      / /     / /       / /

3.  Ratification of appointment of KPMG Peat            FOR   AGAINST   ABSTAIN
    Marwick LLP as independent accountants.             / /     / /       / /

4.  In their discretion, the Proxies are authorized     FOR   AGAINST   ABSTAIN
    to vote upon such other business as may properly    / /     / /       / /
    come before the meeting.

    I plan to attend the meeting.                               YES       NO
                                                                / /       / /

NAME, ADDRESS & SHARE INFORMATION

Signature(s)_______________________________________  Dated:______________, 1997
Stockholder(s), please sign above exactly as name appears hereon; in the case of joint holders, all should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.
  PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
------------------------------------------------------------------------------
                       ^  FOLD AND DETACH HERE  ^

Proxy side one ---------------------------------------------------------------


                    FOODMAKER, INC. EASY$AVER PLUS PLAN BALLOT

      FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 14, 1997 AT 2:00 P.M. SAN DIEGO MISSION VALLEY HILTON, 901 CAMINO DEL RIO SOUTH, SAN DIEGO, CA

This is a ballot for voting the shares of Foodmaker, Inc. stock allocated to your Foodmaker, Inc Easy$aver Plus Plan account. Mellon Bank, N.A., as Trustee of the Plan, will vote all shares held in your account as directed on your ballot at the Foodmaker, Inc. Annual Meeting of Stockholders to be held on February 14, 1997.

Indicate your voting instructions for the proposals on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before February 12, 1997 in order to be counted. Your voting instructions will be kept confidential.

If you properly sign and return your ballot, the Trustee will vote your shares according to your instructions. If you do not properly sign and return the ballot on or before February 12, 1997, to Ellen Philip Associates Inc., no action will be taken with respect to those shares which have been allocated to your account.


(Continued, and to be marked, dated and signed, on the other side)

------------------------------------------------------------------------------
                       ^  FOLD AND DETACH HERE  ^






                             FOODMAKER, INC.

                     ANNUAL MEETING OF STOCKHOLDERS
                     FEBRUARY 14, 1997 AT 2:00 P.M.

                    SAN DIEGO MISSION VALLEY HILTON
               901 CAMINO DEL RIO SOUTH, SAN DIEGO, CA


Proxy side two ----------------------------------------------------------------
                                                         Please mark
                                                         your votes as
                                                         indicated in  /X/
                                                         this example.




1. ELECTION OF DIRECTORS                             FOR           WITHHOLD
                                                 all nominees     AUTHORITY
Nominees: Michael E. Alpert, Jay W. Brown,      listed (except  to vote for all
          Paul T. Carter, Charles W. Duddles,    as withheld)   nominees listed
          Edward Gibbons, Jack W. Goodall,           / /              / /
          Robert J. Nugent, and L. Robert Payne

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below.)

-----------------------------------------------------------

2.  To approve the proposed amendments to the 1992      FOR   AGAINST   ABSTAIN
    Employee Stock Incentive Plan;                      / /     / /       / /

3.  Ratification of the appointment of KPMG Peat        FOR   AGAINST   ABSTAIN
    Marwick LLP as independent accountants.             / /     / /       / /


NAME, ADDRESS & SHARE INFORMATION

Signature(s)_______________________________________  Dated:______________, 1997
                Please sign above exactly as name appears hereon.

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                       ^  FOLD AND DETACH HERE  ^